                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ---------

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Filed by Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:


[ ]      Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))


[X]      Definitive Proxy Statement


[ ]      Definitive Additional Materials

[ ]      Soliciting Material pursuant to Section 240.14a-11 (c) or Section
         240.14a-12



                     FASTCOMM COMMUNICATIONS CORPORATION
               (Name of Registrant as specified in its Charter)

        --------------------------------------------------------------
      (Name of person Filing proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box);

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.


         (1) Title of each class of securities to which the transaction applies:

         (2)      Aggregate number of securities to which transaction applies.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

         (4)      proposed maximum aggregate value of the transaction:

         (5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously Paid:

         (2)      Form Schedule or Registration No.:

         (3)      Filing Party:

         (4)      Date Filed:

                     FASTCOMM COMMUNICATIONS CORPORATION
                             45472 HOLIDAY DRIVE
                               DULLES, VA 20166


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                       TO BE HELD ON DECEMBER 29, 2000


To The Shareholders Of
FastComm Communications Corporation:


                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FastComm Communications Corporation, a Virginia corporation (the "Company" or "FastComm"), will be held on December 29, 2000, at 9:30 a.m. local time, at the Holiday Inn, Holiday Drive, Dulles, Virginia for the following purposes:


                  1.       To elect five (5) directors of the Company;

                  2. To consider and act upon a proposal to approve an amendment to the 1999 Stock Option Plan;

                  3. To approve and adopt the Company's 2000 Employee Stock Purchase Plan;

                  4. To ratify the appointment of BDO Seidman, LLP as the independent auditors for the Company for the fiscal year ending April 30, 2001; and

                  5. To transact such other business as may properly come before the meeting or any adjournment thereof.


                  All Shareholders are cordially invited to attend the meeting, although only Shareholders of record at the close of business on November 17, 2000, are entitled to notice of and to vote at the meeting.


                  Shares can be voted at the meeting only if the holder is present or represented by Proxy. If you do not expect to attend the meeting, you are urged to date and sign the enclosed proxy and return it in the accompanying envelope promptly, so that your shares may be voted in accordance with your instructions and the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The grant of your proxy does not affect your right to vote in person in the event you attend the meeting.

                                  By Order of the Board of Directors


                                  MARK H. RAFFERTY,
                                  Secretary


Dulles, Virginia
Dated:  November 28, 2000



===============================================================================

                            YOUR VOTE IS IMPORTANT

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER,
    WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN
        AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE
          ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE, WHICH REQUIRES
           NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND
               THE ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE
                  YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

===============================================================================

                     FASTCOMM COMMUNICATIONS CORPORATION
                             45472 HOLIDAY DRIVE
                            DULLES, VIRGINIA 20166

            PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


                  This Proxy Statement is furnished in connection with the solicitation of proxies by FastComm Communications Corporation, a Virginia corporation (the "Company" or "FastComm"), for use at the Annual Meeting of Shareholders of the Company to be held on December 29, 2000, and at any and all adjournments of such meeting. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal.



This Proxy Statement and the accompanying proxy card are being mailed to Shareholders commencing on or about November 17, 2000.


RECORD DATE; VOTING SECURITIES; QUORUM; BROKER NON-VOTES.


                  November 17, 2000, has been fixed as the record date for determination of Shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. At the close of business on that date, 26,406,530 Common Shares, par value $.01 per share, of the Company were issued and outstanding. Each Common Share is entitled to one vote on any matter that properly comes before the meeting. Cumulative voting is not permitted with respect to the election of directors. The presence in person or by proxy of the holders of at least a majority of the Common Shares entitled to be voted at the meeting is required to constitute a quorum. Shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to specify a choice with respect to any or all of the proposals or whether a broker with discretionary authority declines to exercise its discretionary voting authority with respect to any or all of the proposals (known as "non-votes").


VOTING AND SOLICITATION

                  Pursuant to regulations of the Securities and Exchange Commission, boxes and a clear means are provided on the accompanying proxy card for Shareholders to mark if they wish to withhold authority to vote for one or more nominees for director, or to vote against or abstain on the other proposal. With regard to Proposal I, election of directors, applicable Virginia law provides that, if a quorum is present, directors are elected by a plurality of the votes cast; that is, the nominee receiving the most votes FOR is elected. With regard to Proposals II III, and IV, under applicable Virginia law abstentions as well as non-votes will not be counted in determining votes cast because Virginia law provides that, if a quorum is present, action on a matter (other than election of directors) is approved if the votes cast in favor exceed the votes cast against. Therefore, abstentions and non-voters have no effect on the votes on these proposals.

REVOCABILITY OF PROXIES

                  Shareholders who execute proxies retain the right to revoke them at any time by giving written notice of revocation to the Secretary of the Company. Unless so revoked, the shares represented by signed proxies solicited by the Company will be voted in accordance with the instructions given therein by the Shareholders. Any signed proxy not specifying to the contrary will be voted FOR the election of the Board of Directors' nominees as directors referred to in Proposal I and, FOR the ratification of the appointment of BDO Seidman, LLP as independent auditors for the Company for the fiscal year 2000 referred to in Proposal IV and for Proposals II and III. So far as the Company's management is aware, such matters are the only matters to be acted on at the meeting. As to any other matter which may properly come before the meeting or any adjournment thereof, the person named in the accompanying proxy card will vote thereon in accordance with their best judgment.

SOLICITATION


                  The Company will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional material furnished to shareholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

                        STOCK OWNERSHIP OF MANAGEMENT
                          AND PRINCIPAL SHAREHOLDERS


At November 17, 2000, there were 26,406,530 shares of Common Stock of the Company issued and outstanding. As of such date, options to purchase 3,664,263 shares of common Sock were outstanding.



Each holder of shares of Common Stock, but not holders of unexercised options, is entitled to one vote per share on each matter which may be presented at a meeting of Shareholders. Cumulative voting is not allowed. Prior to June 9, 1998, FastComm shares were traded publicly on the NASDAQ National Market under the symbol FSCX. On June 9, 1998, the Company's shares were delisted from the National Market System. Effective June 16, 1998, the company's shares have been quoted on the OTC Bulletin Board under the FSCX.OB.



The following table sets forth information regarding ownership of Common Stock of the Company at October 31, 2000, by each person who is known by management of the Company to own beneficially more than five percent of the Common stock (setting forth the address of each such person), by each director, by the Named Executive Officers of the Company and by all directors and Named Executive Officers of the Company as a group. Shares issuable on exercise of warrants or options exercisable within 60 days of October 31 are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such warrants or options, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them except as otherwise stated in the notes to the table.


                                                            AMOUNT AND NATURE
     NAME AND ADDRESS OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP                         PERCENT OF CLASS
     ------------------------------------                -----------------------                         ----------------
             Peter C. Madsen (1)                                     2,186,877    (2)                          8.14%
             Sterling, Virginia

             Edward R. Olson (1)                                        36,666    (3)                          0.14%
              Reston, Virginia

             Thomas G. Amon (1)                                        102,161    (4)                          0.39%
             New York, New York

            Mark H. Rafferty (1)                                       409,370    (5)                          1.53%
            Centerville, Virginia

              William A. Grant                                         197,200    (6)                          0.74%
              Ashburn, Virginia

               Roy Wainwright                                          149,698    (7)                          0.57%
              Fairfax, Virginia

                Safa Alkateb                                           262,667    (8)                          0.98%
             Sterling, Virginia

              Darlene Greenhaw                                           8,632                                 0.03%
              Fairfax, Virginia

               Thomas Colligan                                         403,000    (9)                          1.53%
             Irvington, Virginia

              Kenneth A. Bloom                                         679,949    (10)                         2.87%
            Norwalk, Connecticut

 All Directors and Named Executive Officers                          4,436,220                                11.83%
                 as a Group

1)       Director

2) Gives effect to 463,200 options owned by Mr. Madsen exercisable within 60 days

3) Gives effect to 30,000 options owned by Mr. Olson exercisable within 60 days

4) 6,667 Shares are owned by the Thomas G. Amon Pension and Profit Sharing Plans. Gives effect to 83,333 options owned by Mr. Amon exercisable within 60 days

5) Gives effect to 365,950 options owned by Mr. Rafferty exercisable within 60 days

6) Gives effect to 160,332 options owned by Mr. Grant exercisable within 60 days

7) Gives effect to 62,500 options owned by Mr. Wainwright exercisable within 60 days

8) Gives effect to 260,667 options owned by Mr. Alkateb exercisable within 60 days

9)       Includes 78,000 shares owned by Mr. Colligan's wife

10) Gives effect to 40,000 options owned by Dr. Bloom exercisable within 60 days

11)      Percent of Class based upon 26,406,530 shares outstanding at October
         31, 2000

PROPOSAL  I

                            ELECTION OF DIRECTORS
                            (ITEM 1 ON PROXY CARD)

                  Each of the five persons listed below has been nominated for election as a director of the Company to serve until the next Annual Meeting of Shareholders, or until a successor has been duly elected and qualified. If so authorized, the persons named in the accompanying proxy will vote for the election of each nominee. Shareholders who do not wish their shares voted for a particular nominee may so indicate by striking that nominee's name as instructed on the proxy card.

                  The Company has been informed that each nominee is willing to serve as a director. If any one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by Proxy will be voted for the remaining nominees and for any substitute nominees designated by the incumbent Board of Directors. If no substitute is designated, the size of the Board may be reduced or votes will be cast according to the judgment in such matters of the persons voting the proxies. Each nominee for election as director of the Company is an incumbent. The Board knows of no reason why any of the nominees will be unavailable to serve.

                  The following lists the nominees for election as directors of the Company, including the age of each person as of November 1, 2000, the positions with the Company or principal occupations of each person, certain other directorships held and the year each person became a director of the Company. The number of Common Shares of the Company owned beneficially by each person at November 1, 2000, is set forth beneath the caption "Stock Ownership of Management and Principal Shareholders" on Page 4 hereof.


                      NOMINEES FOR ELECTION AS DIRECTORS
                WITH TERMS EXPIRING AT THE 2001 ANNUAL MEETING

                  Peter C. Madsen, 50, has been President, Chief Executive Officer and a director of the Company since September 1992. From November 1986 to January 1992, he was an officer of the Newbridge Networks Corporation, a Canadian telecommunications company, most recently as Vice President and General Manager, United States Region, and President of Newbridge Networks Inc., Newbridge Networks Corporation's United States subsidiary. Mr. Madsen served as a director of Newbridge Networks Corporation from September, 1987 until June, 1998.

                  Mark Rafferty, 46, has been Vice President, Chief Financial Officer and Treasurer of the Company since August 1993 and a director of the Company since March 1998. From August 1992 to August 1993, Mr. Rafferty was Vice president, Finance at Newbridge Networks Inc. From August 1987 through August 1992, Mr. Rafferty was Controller of Newbridge Networks Inc.


                  On September 28, 1999, the Securities and Exchange Commission entered an order in In the Matter of Peter Madsen and Mark Rafferty, Securities Exchange Act of 1934 Release No. 41935, making findings that Peter Madsen ("Madsen") and Mark Rafferty ("Rafferty") were each a cause of certain of the Company's violations of the Exchange Act's periodic reporting, books and records, and internal control provisions. Messrs. Madsen and Rafferty consented without admitting or denying the Commission's findings, to the issuance of a cease and desist order under Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) and certain rules promulgated thereunder.



                  Edward R. Olson, 58, has served as a director since January 1989. From 1990 to April 1997, Mr. Olson was the president, Chief Executive Officer and Chairman of M-C Industries, Inc., a fluid hydraulics equipment manufacturer. Commencing July 1, 1995, Mr. Olson became a principal in KPMG Baymark Strategies LLC, an independent consulting firm in a strategic alliance with KPMG Peat Marwick, LLP. KPMG Baymark Strategies LLC has since become Dominion Management LLC. Mr. Olson was President and COO of Porta Systems Corporation from November 1995 to January 1997. Mr. Olson has been Chairman of S&L Metal products Corporation, Queens, NY for the last five years.


                  Thomas G. Amon, 53, has served as a director since December 1994. For the past five years, Mr. Amon has been an attorney in private practice in New York City. Since June 1, 1999, Mr. Amon has been a partner in the law firm of Sokolow, Dunaud, Mercadier & Carreras, LLP., New York, NY and Paris, France.


                           F. Michael Pascoe, 46, has served as a director
since August 2000. From December 1999 to June 2000 Mr. Pascoe was President and CEO of Pairgain Technologies, a DSL company. From 1986 to 1999, Mr. Pascoe held various senior management positions at Newbridge Networks Corporation, a Canadian telecommunications company. Mr. Pascoe serves as a director of Anda Networks, Mariner Networks and Woodwind Communications.

              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


                  The Board of Directors held 5 meetings during fiscal year 2000. All directors attended each of the meetings of the Board of Directors.



                  The Board of Directors has a standing Audit Committee and Stock Option Committee. The Board of Directors has no Nominating Committee.



                  The Stock Option Committee, consisting of Messrs. Olson, Amon and Madsen met 5 times during fiscal 2000. The function of this Committee is to make recommendations to the Board of Directors regarding Stock Option Grants to the Company's Employees and Executive Officers.


                  The Company has an Audit Committee of the Board of Directors whose members are selected annually by the full Board of Directors. The Audit Committee currently consists of Mr. Edward Olson, Mr. Michael Pascoe and Mr. Thomas Amon. Mr. Olson serves as the Committee's Chairperson. The Audit Committee met four times during the fiscal year ended April 30, 2000.


                  The Audit Committee operates under a written charter adopted by the Board of Directors, attached as Exhibit 2. Under the charter, the Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an independent director as determined in accordance with the Company's By-laws and AMEX rules. Notwithstanding the previous requirement, one director who is not independent as determined in accordance with the Corporation's By-laws and AMEX rules and is not a current employee or an immediate family member of an employee, may be appointed to the Audit Committee, if the Board of Directors under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders, and the Board of Directors discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.



                  The Board of Directors has determined that Mr. Amon's membership in the Audit Committee is in the best interests of the Company and its shareholders due to his long-standing relationship with the Company as its outside counsel. Furthermore, since the Company's Board of Directors consists of two employee directors, Mr. Amon and two independent directors, Mr. Amon is the better choice as the third member of the Audit Committee. Lastly, it is intended that Mr. Amon will resign from the Audit Committee upon the Company's gaining an additional independent director to fill the third seat on the Audit Committee.



                            AUDIT COMMITTEE REPORT


The Audit Committee of the FastComm Corporation Board of Directors (the Committee) is composed of two independent directors and one non-independent director and operates under a written charter adopted by the Board of Directors. The members of the Committee are Mr. Edward Olson (Chair), Mr. Michael Pascoe, and Mr. Thomas Amon. The Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants.



Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.



In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).



The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.



Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, filed with the Securities and Exchange Commission.

                                                  Mr. Edward Olson, (Chair)
                                                  Mr. Michael Pascoe
                                                  Mr. Thomas Amon




        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR
                     ELECTION AS DIRECTORS LISTED ABOVE.

                     BOARD REPORT ON EXECUTIVE COMPENSATION


The Company does not have a formal compensation committee. Compensation levels for executive officers are set by the Board of Directors (the "Board") which is presently comprised of the following individuals: Peter C. Madsen, Thomas G. Amon, Edward R. Olson and Mark H. Rafferty. Salaries are reviewed annually and are based on individual performance, the extent of individual responsibility and comparisons with salaries paid in the industry.



The Company recruits for its executive officer positions from within the communications industry. In most instances, the source company is significantly larger than the Company. It is the policy of the Board of Directors of FastComm to hire executive officers at levels below that of their current salaries along with a stock option package which is intended to make up for the differentiation and to provide a performance incentive. The Company feels that stock options are an attractive benefit in that they enhance performance and loyalty at little cost.


The Board establishes compensation levels based on experience and responsibility.


The Board granted six executive officers options during fiscal year 2000. Four of these grants were determined by the individuals' performance, responsibility and seniority. The remaining grants were a condition of employment.


The Board adheres to a policy of granting options to executive officers based upon performance and responsibility. In addition, the Board also considers the relative importance of the job function being performed and the number of options currently held by the executive officer.

/s/ Peter C. Madsen, /s/ Mark Rafferty,/s/ Thomas G. Amon, /s/ Edward R. Olson

DIRECTOR'S COMPENSATION

                  Directors receive no cash compensation for their services as such, however, the Board of Directors has authorized payment of reasonable expenses incurred by non-employee directors in connection with attendance at meetings of the Board of Directors. Further, members of the Company's Board of Directors are granted options to purchase common shares pursuant to the Company's 1999 Stock Option Plan. During fiscal year 2000, the Company granted options to purchase 30,000 shares to both Edward R. Olson and Thomas G. Amon. After the end of fiscal year 2000, the Board granted Mr. Amon options to purchase an additional 50,000 Shares of Common Stock for his professional assistance in the acquisition of Cronus. The Chairman of the Board receives no compensation for serving in such capacity.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Under Article 10 of the Virginia Stock Corporation Act, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws provide that the Company will identify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

                  The Company's Certificate of Incorporation provides that, pursuant to Virginia Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Virginia Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Virginia law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

                  The Company has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


During the year, Peter C. Madsen, Edward R. Olson, Thomas G. Amon and Mark Rafferty, as directors, participated in deliberations of the Company's Board of Directors concerning executive officer compensation and stock option grants, including their own. Other than the foregoing, none of such directors was party to any reportable interlock or participation during fiscal year 2000.


SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with that of the cumulative total return of the NASDAQ Stock Market - US Index ("NASDAQ STOCK MRKT - US") and the NASDAQ Telecommunications Index ("NASDAQ TELECOM") for the five year period ended on April 30, 2000. The information below is based on an investment of $100, on April 30, 1995, in the Company's Common Stock, the NASDAQ STOCK MRKT - US and the NASDAQ TELECOM. The Company's Management consistently cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  AMONG FASTCOMM COMMUNICATIONS CORPORATION,
                    THE NASDAQ STOCK MARKET (U.S.) INDEX,
             THE NASDAQ TELECOMMUNICATIONS INDEX AND A PEER GROUP


COMPARISON GRAPH

                      FASTCOMM COMMUNICATIONS                                  NASDAQ STOCK MARKET               NASDAQ
                            CORPORATION                PEER GROUP                    (U.S.)                TELECOMMUNICATIONS
                      -----------------------       -----------------          -------------------         ------------------
 4/95                       $   100.00                  $   100.00                  $   100.00                  $   100.00
 4/96                           304.35                       68.07                      142.55                      137.15
 4/97                            86.96                       40.90                      150.90                      123.63
 4/98                            32.06                      124.12                      225.63                      235.33
 4/99                            18.48                       55.24                      309.24                      415.42
 4/00                            63.04                      168.96                      470.70                      485.09

* $100 invested on 4/30/95 in stock or index -- including reinvestment of dividends. Fiscal year ending April 30.



                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid by the Company to the seven named executives (the "Named Executive Officers") for services furnished in all capacities to the Company during the fiscal year ended April 30, 2000, as well as such compensation paid by the Company to the Named Executive Officers during the Company's two previous fiscal years.

                                                                                                   LONG TERM
                                                                                                  COMPENSATION
                                                   ANNUAL COMPENSATION                               AWARDS
                                   ----------------------------------------------------------   ----------------
                                                                                                   SHARES OF
                                                                                 OTHER ANNUAL     COMMON STOCK
                                                                                 COMPENSATION      UNDERLYING
 NAME AND PRINCIPAL POSITION            YEAR       SALARY ($)     BONUS ($)         ($)(1)          OPTIONS
----------------------------------------------------------------------------------------------------------------
Peter C. Madsen (2)                     2000       100,000           -                7,600         200,000
   President, CEO and Chairman          1999        96,154           -                7,320          20,000
   of the Board of Directors            1998        98,077           -                7,320              -

Mark H. Rafferty (3)                    2000       130,000           -                7,300         233,334
   Vice President and                   1999       125,000           -                8,075          20,000
   Chief Financial Officer              1998       116,732           -                8,075              -

Safa Alkateb (4)                        2000       105,000           -                   -          100,000
   Vice President -                     1999        89,192           -                   -           47,000
   Engineering

William A. Grant (5)                    2000       175,000           -                6,000          65,000
   Vice President-                      1999       167,983           -                6,000          35,000
   Global Sales                         1998       64,098         30,000              3,000          100,000

Kennenth A. Bloom (6)                   2000       100,000           -                   -               -
   Vice President-                      1999         8,333           -                   -          120,000
   Mainframe Networking

Roy Wainwright                          2000         8,100           -                   -          125,000
   Executive Vice President
                                                                                         -           80,000
Darlene Greenhaw                        2000         9,375           -
   Vice President-Sales



1)   Automobile benefit.

2) At April 30, 2000, Mr. Madsen held 1,723,677 restricted shares of Common Stock with a market value of $6,248,329 at that date.

3) At April 30, 2000, Mr. Rafferty held 43,420 restricted shares of Common Stock with a market value of $157,398 at that date.

4) At April 30, 2000, Mr. Alkateb held 2,000 restricted shares of Common Stock with a market value of $7,250 at that date.

5) At April 30, 2000, Mr. Grant held 36,667 restricted shares of Common Stock with a market value of $132,918 at that date.

6) At April 30, 2000, Dr. Bloom held 719,149 restricted shares of Common Stock with a market value of $2,606,915 at that date.



FISCAL 2000 OPTION GRANTS

The following table sets forth information concerning grants of stock options to the Named Executive Officers and Directors made pursuant to the Company's 1999 Stock Option Plan during the fiscal year ended April 30, 2000:

                   Stock Option Grants in Fiscal Year 2000

                              INDIVIDUAL GRANTS


                         Securities        Percent of                                         Potential Realizable Value
                         Underlying       Total Options         Exercise                       at Assumed Annual Rates
                          Options          Granted to             or                         of Stock Price Appreciation
                          Granted         Employees in         Base Price     Expiration           For Option Term
Name                        (#)           Fiscal Year           ($/sh)          Date            5%($)           10%($)
----                        ---           -----------           ------         ------          -------         --------
Peter C. Madsen           200,000          10.21%               $1.03          8/2/04         $57,000           $129,600

Mark H. Rafferty          150,000           7.66%               $1.03          8/2/04         $42,750           $97,200

Mark H. Rafferty           83,334           4.26%               $0.69          9/9/04         $15,883           $35,834

Darlene Greenhaw           80,000           4.09%               $3.50          4/11/05        $77,360           $176,000

Roy Wainwright            125,000           6.38%               $3.50          4/11/05        $120,875          $275,000

Thomas G. Amon             30,000           1.53%               $1.03          8/2/04         $8,550            $19,440

Edward R. Olson            30,000           1.53%               $1.03          8/2/04         $8,550            $19,440

William A. Grant           40,000           2.04%               $1.03          8/2/04         $11,400           $25,920

William A. Grant           25,000           1.28%               $0.73         10/27/04        $5,000            $11,500

Safa Alkateb               40,000           2.04%               $1.03          8/2/04         $11,400           $25,920

Safa Alkateb               60,000           3.06%               $0.73         10/27/04        $12,000           $27,600





The exercise price of each option may not be less than 100% of the fair market value of the stock on the date of the grant for incentive options or 85% of such fair value for non-qualified stock options, as determined by the Board of Directors. The vesting period is determined by the Board of Directors. Options expire five years from the date of grant and, in most cases, upon termination of employment.

FISCAL YEAR 2000 AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES


The following table sets forth information concerning each exercise of stock options during the fiscal year ended April 30, 2000 by each of the Named Executive Officers and Directors and the fiscal year-end value of unexercised options held by such persons:


                                                                           Shares                     Value of
                                                                         Underlying                  Unexercised
                                                                         Unexercised                 in-the-money
                                                                         Options at                  Options at
                                                                        Fiscal Year-                 Fiscal Year-
                                Shares                Value               End (#)                      End ($)
                               Aquired on            Realized           Exercisable/                 Exercisable/
Name                           Exercise (#)            ($)             Unexercisable                 Unexercisable
----
Peter C. Madsen                       -                    -         206,666       13,334       $540,098        $42,202

Thomas G. Amon                     6,666               10,266         30,000       10,000            -          $12,050

Edward R. Olson                       -                    -          33,333       16,667       $24,851         $42,199

Mark H. Rafferty                      -                    -         181,666       96,668       $410,348        $286,787

Roy Wainwright                        -                    -              -       125,000            -           $15,625

Darlene Greenhaw                      -                    -              -        80,000            -           $10,000

Thomas Colligan                   62,500               23,988             -            -             -               -

Kenneth A. Bloom                      -                    -          40,000       80,000       $93,000         $186,000

William A. Grant                      -                    -         143,332       56,668       $303,214        $109,853

Safa Alkateb                          -                    -         180,111       63,556       $401,069        $138,922






CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


The Company paid the law firm of Sokolow, Dunaud, Mercadier and Carreras LLP $153,045 in the fiscal year ended April 30, 2000. Thomas G. Amon, a Director of the Company since December 1994, is a partner in this law firm.

During fiscal year 2000, the Company loaned $50,000, under normal terms and conditions, to one of its senior officers.

The terms of the transactions described above were negotiated at arms length such that the terms were as favorable to the Company as could have been obtained from an unaffiliated third party.

The Company has entered into separate indemnification agreements with each of its directors and executive officers that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers.

PROPOSAL II

            APPROVAL OF AN AMENDMENT TO THE 1999 STOCK OPTION PLAN
                            (ITEM 2 ON PROXY CARD)

GENERAL


                  At the Annual Meeting, the shareholders are being asked to approve amendments (Option Plan Amendments) to the Company's 1999 Stock Option Plan (1999 Plan) to increase the number of shares of Common Stock reserved for issuance thereunder to 3,500,000 shares and make changes in the 1999 Plan necessary to comply with applicable state securities law.



                  The 1999 Plan was adopted by the Board of Directors on July 26, 1999 and by the Company's shareholder's at the 1999 Annual Meeting.


                  The following is a summary of the principal features of the 1999 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1999 Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Chief Financial Officer at the Company's principal executive offices in Dulles, Virginia.

EQUITY INCENTIVE PROGRAMS

                  The 1999 Plan is comprised of three separate equity incentive programs: (i) a Discretionary Option Grant program under which eligible individuals in the Company's employ or service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, (ii) a Stock Issuance program under which such individuals may, in the Plan Administrator's discretion, be issued stock directly through the purchase of such shares or as a bonus tied to the performance of services or the attainment of financial milestones and (iii) an Automatic Option Grant Program under which eligible non-employee Board members will automatically receive option grants to purchase shares of Common Stock at designated intervals over their period of Board service.

ADMINISTRATION

                  The Stock Option Committee of the Board (the "Committee") administers the Discretionary Option Grant and Stock Issuance programs. However, one or more additional Board committees may be appointed to administer those programs with respect to certain designated classes of individuals in the Company's service. The term "Plan Administrator" as used in this summary will mean the Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1999 Plan. Administration of the Automatic Option Grant Program is self-executing in accordance with the express provisions of that program, and no Plan Administrator exercises any discretion with respect to such program.

SHARE RESERVE

                  A total of 1,500,000 shares of Common Stock have been reserved for issuance over the term of the 1999 Plan. Such share reserve is in addition to the shares of Common Stock reserved for issuance under the 1992 Plan, and share issuances under the 1992 Plan will have no effect upon the number of shares of Common Stock which remain available for issuance under the 1999 Plan.

                  Should an option expire or terminate prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1999 Plan. Unvested shares issued under the 1999 Plan and subsequently repurchased by the Company at the original option or issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1999 Plan. However, shares subject to any options surrendered in connection with outstanding stock appreciation rights under the 1999 Plan will not be available for subsequent issuance.

ELIGIBILITY

                  Officers and other employees of the Company or subsidiaries (whether now existing or subsequently established), non-employee members of the Board or the board of directors of any subsidiary corporation and consultants and independent advisors in the service of the Company or any parent and subsidiary corporation is eligible to participate in the Discretionary Option Grant and

Stock Issuance programs. Non-employee members of the Board are also eligible to participate in the Automatic Option Grant Program.

                  As of August 10, 2000, approximately 8 executive officers and 97 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance programs, together with three non-employee Board members who were also eligible to participate in the Automatic Option Grant Program.

VALUATION

                  The fair market value per share of Common Stock on any relevant date under the 1999 Plan will be deemed equal to the closing selling price per share on that date, as reported on the Nasdaq OTC Bulletin Board. On August 10, 2000 the closing selling price per share was $2.00.


PURPOSE

                  The purpose of the 1999 Option Plan is to provide incentive to eligible employees, consultants and officers whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain qualified personnel for the successful conduct of its business. The Board of Directors does not believe that the shares currently available for grant under the 1999 Plan are sufficient to retain existing employees and attract new employees.


DISCRETIONARY OPTION GRANT PROGRAM

                  Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the grant date. No granted option may have a term in excess of ten years.

                  Upon cessation of service, the optionee has a limited period of time in which to exercise any of his or her outstanding options to the extent those options are exercisable for vested shares. The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

                  The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

         Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

         Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer is entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

         The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

         The shares subject to each discretionary option grant immediately vest should any of the following events occur while the optionee continues as an employee of the Company: an acquisition of the Company by merger or asset sale or a change in control of the Company effected through a successful tender or exchange offer for more than 50% of the outstanding voting stock or through a change in a majority of the Board members by reason of one or more contested elections for Board membership. In addition, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each discretionary option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of
(a) the take-over price per share over (b) the exercise price payable for such share.


AUTOMATIC OPTION GRANT PROGRAM

         Under the Automatic Option Grant program to be in effect under the 1999 Plan, each individual who first becomes a non-employee board member at any time after the Annual Meeting, whether through appointment by the Board or election by the Shareholders, automatically is granted at the time of such initial appointment or election an option grant for 30,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Shareholders Meeting, each individual who is to continue to serve as a non-employee Board member automatically is granted an option to purchase 30,000 shares of Common stock, provided such individual has served as a non-employee Board member for at least six (6) months. There is no limit on the number of such 30,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There is no limit on the number of such 30,000 share option grants. In no event, however, may any non-employee Board member receive any option grants under the Automatic Option Grant program if such individual owns (directly or indirectly) securities possessing more than five percent (5%) of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary) or such person is otherwise affiliated with, or a representative of, a person or entity that is such a five percent (5%) shareholder.

         Each option is exercisable for one third of the option shares annually, commencing one year after the date of grant, but any purchased shares are subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial option grant vest (and the Company's repurchase rights lapse) in three equal annual installments of one-third each, over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the grant date. Each annual option grant vests (and the company's repurchase rights lapse) on the day immediately preceding the date of the Annual Shareholders Meeting held in the year immediately following the year of the option grant, provided the optionee continues in Board service through such date.

         The shares subject to each automatic option grant immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following event occur while the optionee continues in Board
Service: an acquisition of the company by merger or asset sale or a change in control of the company effected through a successful tender or exchange offer for more than 50% of the outstanding voting stock or through a change in a majority of the Board members by reason of one or more contested elections for Board membership. In addition, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of
(a) the take-over price per share over (b) the exercise price payable for such share.


STOCK ISSUANCE PROGRAM

         Shares may be sold under the Stock Issuance program at a price per share not less than eighty-five percent (85%) of fair market value, payable in case or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator has the discretionary authority at any time to accelerate the vesting of any outstanding shares under the Stock Issuance program.


ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event any change is made in the Company's capitalization upon any stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock or any other increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1999 Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

         The Board of Directors may amend the 1999 Plan at any time or from time to time or may terminate it without approval of the Shareholders; provided, however, that shareholder approval is required for any amendment to the 1999 Plan that increases the number of shares that may be issued under the 1999 Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the 1999 Plan or results in other changes which would require shareholder approval to qualify options granted under the 1999 Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code. However, no action by the Board of Directors or Shareholders may alter or impair any option previously granted under the 1999 Plan. Unless sooner terminated, the 1999 Plan will terminate on October 28, 2009, provided that any outstanding option, SAR, stock purchase right or long term performance award under the 1999 Plan shall remain outstanding until they expire by their terms. At such time as the Company has securities listed on the Nasdaq National Market, or another appropriate market, the Company, may, without shareholder approval, amend the requirement that options grants or stock purchase rights not be issued at a price below 85% of the fair market value of the Common Stock on the date the option or stock purchase right is granted.


UNITED STATES FEDERAL INCOME TAX INFORMATION

         The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1999 Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisor concerning the tax implications of option grants and exercises and the disposition of stock acquired upon such exercises, under the 1999 Plan.


OPTION GRANTS

         Options granted under the 1999 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchase shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date share vest over (ii) the exercise price paid for those shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

ALTERNATIVE MINIMUM TAX

         The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 25% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

         In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

         If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

         THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES.


RESTRICTIONS ON RESALE

         Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 1999 Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.


STOCK APPRECIATION RIGHTS

         An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.


DIRECT STOCK ISSUANCE

         The tax principles applicable to direct stock issuances under the 1999 Plan are substantially the same as those summarized above for the exercise on non-statutory option grants.


DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162 (m).

ACCOUNTING TREATMENT

         Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will generally result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the shares are to vest. Option grants or stock issuances with an exercise price or issue price equal to 100% of the fair market value of the shares on the grant or issue date will generally not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options is a factor used in determining the Company's earnings per share.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to the Company's earnings.


                             SHAREHOLDER APPROVAL

                  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1999 Plan to increase the shares reserved for issuance thereunder to 3,500,000 shares.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL II

PROPOSAL III


              ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN
                          (ITEM 3 ON THE PROXY CARD)




         At the Annual Meeting, the shareholders are being asked to approve and adopt the Company's 2000 Employee Stock Purchase Plan ("2000 SP Plan"), a copy of which is annexed hereto as Exhibit 1 in substantially the same form as will be distributed to employees of the Company, and to approve the reservation of 500,000 shares of Common Stock for issuance thereunder. The following is a summary of the principal features of the 2000 SP Plan. The summary does not purport to be a complete description of all of the provisions of the 2000 SP Plan. Please refer to Exhibit 1 for a full description of the 2000 SP Plan.


General


         The 2000 SP Plan was adopted by the company's Board of Directors in February 2000. A total of 500,000 shares of Common Stock have been reserved for issuance thereunder. No Shares have been issued to date.


         The 2000 SP Plan, which is intended to qualify under Section 423 of the United States tax code, contains a twelve-month offering period with consecutive six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each calendar year, except for the first offering period which commences on the first trading day on or after the effective date of this offering.


         The 2000 SP Plan permits participants to purchase Common Stock through payroll deductions of up to 10% of the participant's compensation. Compensation is defined as the participant's base straight time gross earnings and commissions but is exclusive of payments for overtime, shift premium payments, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is limited to $25,000 worth.



         Amounts deducted and accumulated by the participant are used to purchase shares of Common Stock at the end of each purchase period. The price of stock purchased under the 2000 SP Plan is generally 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of the purchase period. Participants may end their participation at any time during an offering period, and they will be paid their deductions to date. Participation ends automatically upon termination of employment with the Company.



Eligibility


         Employees are eligible to participate if they are customarily employed by the Company or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, any employee who immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of the Company's capital stock may not be granted an option to purchase stock under the 2000 SP Plan. Employees' participation in this plan and any other stock purchase plans may not exceed an aggregate of $25,000 per calendar year.



Transfers/Adjustments on Changes in Capitalization

         Rights granted under the 2000 SP Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the 2000 SP Plan.

         In the event any change is made in the Company's capitalization upon any stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made to the exercise price of each outstanding option, the number of shares subject to each option and the annual limitation on grants to employees.

         In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will be shortened by setting a new exercise date on which each employee's options will be automatically exercised, unless the employee has withdrawn form the offering period, and the offering period will terminate immediately prior to the consummation of the proposed dissolution or liquidation, unless otherwise provided by the Board of Directors.

         In the event of merger with or into another corporation or a sale of substantially all of the Company's assets, the 2000 SP Plan provides that each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set.


Amendment and Termination


         The Board of Directors may amend or terminate the 2000 SP Plan at any time and for any reason without approval of the shareholders. However, no action by the Board of Directors may alter or impair any option previously granted under the 2000 SP Plan. Unless sooner terminated, the 2000 SP Plan will terminate automatically on the tenth anniversary of its adoption by the Board of Directors, unless terminated earlier.




          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL III

PROPOSAL IV


             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                            (ITEM 4 ON PROXY CARD)


                  The Board of Directors has appointed BDO Seidman, LLP as independent certified public accountants to examine the financial statements of the Company for the fiscal year ending April 30, 2001, and to perform other appropriate accounting services.


                  A proposal will be presented at the meeting to ratify the Board's appointment of BDO Seidman, LLP as the Company's independent certified public accountants. If the appointment is not ratified by the shareholders represented at the meeting, the Board of Directors may reconsider its recommendation. One or more representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.



SHAREHOLDER APPROVAL

                  The affirmative vote of a majority of the outstanding shares of the Company present or represented and entitled to vote at the Annual Meeting is required for ratification of the selection of BDO Seidman LLP to serve as the Company's independent auditors for the fiscal year ended April 30, 2001.



          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL IV.

               COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934



                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and with the National Association of Securities Dealers, Inc. Automated Quotations (NASDAQ) system. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.


                  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during its fiscal year ended April 30, 2000, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for one report regarding a stock option exercise filed late by Mr. Amon.


                                OTHER BUSINESS

           The Board of Directors of the Company knows of no other business which may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.


                SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING


DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS


                  Under the present rules of the SEC, the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is May 20, 2001. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC.


                  In addition, the proxy solicited by the Board of Directors for next year's Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than June 30, 2001.



                        ANNUAL REPORT TO SHAREHOLDERS


                  The Annual Report to shareholders for the fiscal year ended April 30, 2000, including audited consolidated financial statements for the year then ended, which includes the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission will be provided to any shareholder requesting such, free of charge, from Mark Rafferty, CFO, 45472 Holiday Drive, Dulles, VA 20166. Copies of this report and other reports which the Company has filed under the Securities Exchange Act of 1934 are also available on EDGAR at the website of the Securities and Exchange Commission at www.sec.gov. The Annual Report is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting materials.



                                    FASTCOMM COMMUNICATIONS CORPORATION
                                    The Board of Directors



Dulles, Virginia,
November 28, 2000

                                FORM OF PROXY


The undersigned hereby appoints Peter C. Madsen and Mark H. Rafferty, and each or any of them, proxy for the undersigned, with power of substitution to vote all the shares of Common Stock of FastComm Communications Corporation held of record by the undersigned on November 17, 2000, at the Annual Meeting of Shareholders to be held at 9:30 a.m., December 29, 2000, and at any adjournments thereof, upon the matters designated on the other side and as more fully set forth in the Proxy Statement and for the transaction of such business as may properly come before the meeting.


This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 2 , 3 and 4.




============================================================ ========================================================
1.                ELECTION OF DIRECTORS FOR ONE YEAR TERMS   INSTRUCTIONS:  To withhold authority to vote for any
                  EXPIRING AT THE 2001 ANNUAL MEETING:       individual nominee, write each such nominee's name in
                                                             the following space:
                  FOR Nominee:
                  Peter C. Madsen                            --------------------------------------------------------
                  Edward R. Olson
                  Mark Rafferty
                  Thomas G. Amon
                  F. Michael Pascoe

------------------------------------------------------------ --------------------------------------------------------
2.                PROPOSAL TO ADOPT AMENDMENT TO 1999
                  STOCK OPTION PLAN

                  FOR      AGAINST  ABSTAIN
------------------------------------------------------------ --------------------------------------------------------
3                 PROPOSAL TO ADOPT 2000 EMPLOYEE STOCK
                  PURCHASE PLAN

                  FOR      AGAINST  ABSTAIN
------------------------------------------------------------ --------------------------------------------------------
4.                PROPOSAL TO APPROVE THE APPOINTMENT OF
                  BDO SEIDMAN, LLP. AS THE INDEPENDENT
                  AUDITORS FOR THE COMPANY

                  FOR      AGAINST  ABSTAIN
------------------------------------------------------------ --------------------------------------------------------
5.                In their discretion, the Proxies are
                  authorized to vote upon such other
                  business as may properly come before the
                  meeting.
------------------------------------------------------------ --------------------------------------------------------
                                                             Please sign exactly as name appears. When shares are held
                                                             by joint tenants, both should sign. When signing in a
                                                             representative capacity, please give full title as such.
                                                             If a corporation, please sign in corporation's name by
                                                             President or other authorized person. PLEASE MARK, SIGN,
                                                             DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
                                                             ENVELOPE.
============================================================ ========================================================


SIGNATURE(S)_________________________       SIGNATURE(S)_________________________       DATE______